                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           OSI PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        [OSI Pharmaceuticals Letterhead]

                                                                February 7, 2001

Dear Stockholders:

     It is a pleasure to invite you to the annual meeting of stockholders of OSI Pharmaceuticals, Inc., which will be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on Wednesday, March 14, 2001, at 10:00 a.m. Eastern Standard Time. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In addition to the matters to be voted upon at the meeting there will be a presentation made on recent developments relating to the Corporation. Specific directions to The Four Seasons Hotel may be obtained by calling or writing to Ms. Kathy Galante, Public Relations Representative, OSI Pharmaceuticals, Inc., 106 Charles Lindbergh Boulevard, Uniondale, New York 11553, telephone no. (516) 222-0023.

     In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Corporation either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

     OSI's Annual Report to Stockholders for the fiscal year ended September 30, 2000, is being distributed to stockholders with the attached Proxy Statement.

                                          Sincerely,

                                          /s/ Colin Goddard

                                          COLIN GODDARD, PH.D.
                                          Chairman of the Board and
                                          Chief Executive Officer

OSI PHARMACEUTICALS, INC. 106 Charles Lindbergh Blvd. Uniondale, New York 11553-3649 phone 516.222.0023 facsimile 516.222.0114

                           OSI PHARMACEUTICALS, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 ------------------------------------------------------------------------------

     The annual meeting of stockholders of OSI Pharmaceuticals, Inc. will be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on Wednesday, March 14, 2001, at 10:00 a.m., for the following purposes:

     (1) to elect nine directors;

     (2) to ratify the appointment of KPMG LLP as the independent public accountants to audit OSI's consolidated financial statements for the fiscal year ending September 30, 2001; and

     (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 22, 2001, as the record date for determining stockholders entitled to notice of and to vote at the meeting. For at least ten days prior to the meeting date, a complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at OSI's offices at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553. This list will also be available at and for the duration of the meeting on March 14, 2001.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT L. VAN NOSTRAND

                                          ROBERT L. VAN NOSTRAND
                                          Secretary

February 7, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.
         RETURNING A PROXY WILL NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND
               THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                           OSI PHARMACEUTICALS, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of OSI
Pharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders to be held on March 14, 2001, and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 7, 2001.

     Only holders of record of OSI's common stock at the close of business on January 22, 2001, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, OSI had issued and outstanding 33,633,671 shares of common stock, which are the only securities of the Corporation entitled to vote at the meeting. Each share is entitled to one vote.

     The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of common stock represented by such proxy will nevertheless be considered present at the meeting for purposes of determining the presence of a quorum.

     Assuming a quorum is present, (i) directors of the Corporation will be elected by a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote for the election of directors at the meeting, and
(ii) the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the meeting will be required for the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the auditors for the current fiscal year.

     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder attending the meeting notifies the Secretary of the Corporation, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter other than the election of directors and the ratification of the appointment of the auditors for the current fiscal year that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as directors of the Corporation named in this Proxy Statement under the caption "Election of Directors" and (ii) FOR the ratification of the appointment of KPMG LLP as the independent public accountants to audit the Corporation's consolidated financial statements for the fiscal year ending September 30, 2001.

     OSI will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone. OSI will engage Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders pursuant to which OSI will pay CIC a fee of up to $7,000 plus reimbursement of reasonable out-of-pocket expenses.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of December 31, 2000, regarding the beneficial ownership of common stock by (i) all persons who, to OSI's knowledge, own more than 5% of the outstanding shares of common stock,
(ii) each director and nominee for director, (iii) each named executive officer, and (iv) all directors and officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                                              NO. OF SHARES OF    PERCENT OF
NAME AND ADDRESS                                                COMMON STOCK       CLASS(1)
----------------                                              ----------------    ----------
FMR Corp....................................................     3,841,770(2)       11.43%
  82 Devonshire Street
  Boston, Massachusetts 02109-6995

Janus Investment Fund.......................................     2,607,680           7.76%
  100 Filmore Street
  Denver, Colorado 80206

Capital Research and Management.............................     1,975,000           5.88%
  333 South Hope Street, 55th Floor
  Los Angeles, California 90071-1447

G. Morgan Browne............................................        88,069(3)           *
Arthur M. Bruskin, Ph.D.....................................       157,701(4)           *
Geoffrey Cooper, Ph.D.......................................        48,608(5)           *
John H. French, II..........................................        73,969(6)           *
Edwin A. Gee, Ph.D..........................................        61,669(7)           *
Colin Goddard, Ph.D.........................................       283,949(8)           *
Daryl K. Granner, M.D.......................................        83,510(9)           *
Walter M. Lovenberg, Ph.D...................................       100,004(10)          *
Viren Mehta.................................................        57,452(11)          *
Sir Mark Richmond, Ph.D.....................................        25,000(12)          *
Robert L. Van Nostrand......................................        84,899(13)          *
David R. Webb, Ph.D.........................................        50,089(14)          *
John P. White...............................................        88,669(15)          *
All directors and officers as a group (15 persons)..........     1,376,070(16)       3.95%

---------------
  * Represents ownership that does not exceed 1% of the outstanding shares of OSI's common stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable, or exercisable within 60 days, are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of OSI's common stock for any person or group who, as of December 31, 2000, beneficially owned any shares pursuant to options which are exercisable within 60 days of December 31, 2000, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on December 31, 2000, for such individual.

 (2) The number of shares is calculated as of January 12, 2001. FMR Corp. indirectly holds the shares on behalf of its direct and indirect subsidiaries, consisting of Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited. FMR Corp. has sole dispositive power with respect to all of the shares.

 (3) Includes 62,669 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options. Also includes 400 shares owned by Mr. Browne's wife, as to which Mr. Browne disclaims beneficial ownership.

 (4) Includes 154,935 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

 (5) Includes 47,247 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

 (6) Includes 54,469 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

 (7) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

 (8) Includes 277,672 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

 (9) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

(10) Includes 95,004 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

(11) Includes 25,000 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options. Also includes 32,452 shares owned by Mehta Partners, LLC, of which Dr. Mehta is a controlling member.

(12) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

(13) Includes 81,592 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

(14) Includes 50,000 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

(15) Includes 62,669 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

(16) Includes 1,253,918 shares that may be acquired at or within 60 days of December 31, 2000, pursuant to the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     At the meeting, nine directors are to be elected, each to hold office (subject to OSI's By-Laws) until the next annual meeting of stockholders and until his respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the meeting, or for a motion to reduce the membership of the Board to the number of nominees available. Since the last annual meeting of stockholders, the size of the Board was decreased to nine members. Therefore, the proxies solicited hereby will be voted for nine nominees. The information concerning the nominees has been furnished by them to the Corporation as of December 31, 2000.

                  NAME                     AGE           POSITION(S) WITH THE CORPORATION
                  ----                     ---           --------------------------------
Colin Goddard, Ph.D. ....................  41    Chairman of the Board and Chief Executive Officer
Edwin A. Gee, Ph.D. .....................  80    Chairman Emeritus of the Board and Director
G. Morgan Browne.........................  65    Director
John H. French, II.......................  69    Director
Daryl K. Granner, M.D....................  64    Director
Walter M. Lovenberg, Ph.D. ..............  66    Director
Viren Mehta..............................  50    Director
Sir Mark Richmond, Ph.D. ................  69    Director
John P. White............................  54    Director

BIOGRAPHICAL INFORMATION

     COLIN GODDARD, PH.D., was appointed Chairman of the Board in August 2000 and Chief Executive Officer of the Corporation in October 1998. He served as President from September 1997 to September 2000; Executive Vice President and Chief Operating Officer from September 1996 to September 1997; Vice President Research Operations from December 1993 to September 1996; Director, Drug Discovery from April 1992 to April 1993; and Program Manager, Drug Discovery from April 1991 to April 1992. Dr. Goddard joined the Corporation as a scientist in January 1989. Dr. Goddard was elected Chairman of the New York Biotechnology Association in January 2001. Dr. Goddard was instrumental in the development of the Corporation's fully integrated drug discovery strategy and the Corporation's acquisition and financing efforts in recent years. In the early 1990's, Dr. Goddard was responsible for the development of the Corporation's pioneering robotic high throughput screening operation. Before joining the Corporation, Dr. Goddard spent four years at the National Cancer Institute in Bethesda, Maryland. Dr. Goddard trained as a cancer pharmacologist in Birmingham, U.K. receiving his Ph.D. from the University of Aston, Birmingham, U.K. in 1985. Dr. Goddard has served as a member of the Board of the Corporation since October 1998.

     EDWIN A. GEE, PH.D., a director of the Corporation since 1985, served as President, Chairman of the Board and Chief Executive Officer of International Paper Company from 1978 until his retirement in April 1985. Prior to 1978, Dr. Gee was a Senior Vice President, member of the Executive Committee and director of E.I. du Pont de Nemours and Company. Dr. Gee serves as a member of the Board of Directors of Biocryst Pharmaceuticals, Inc. Dr. Gee is also past Director of the Salomon Brothers Fund, Inc., the Salomon Brothers Investors Fund, Inc. and the Salomon Brothers Capital Fund, Inc. Dr. Gee served as an executive officer of the Corporation, holding the position of Chairman of the Board of the Corporation from April 1987 until March 1990. From March 1990 to December 1997, Dr. Gee was Chairman of the Board, but no longer served as an officer of the Corporation. As of December 1997, Dr. Gee was elected Chairman Emeritus of the Board of the Corporation.

     G. MORGAN BROWNE has been Chief Financial Officer of Cold Spring Harbor Laboratory since January 2001 and was Administrative Director from June 1985 to December 2000. Prior to 1985, Mr. Browne provided management services to a series of scientifically based companies. He is presently a director of

Harris & Harris Group, Inc. Mr. Browne currently serves as a trustee of OSI's 401(k) Savings and Investment Plan. Mr. Browne became a director of the Corporation in March 1993.

     JOHN H. FRENCH, II, has been Vice Chairman of Southern Pacific Petroleum N.L. (U.S.) for the past eight years and Vice Chairman of Company of the Far Countries since 1998. Mr. French currently serves as a trustee of the Corporation's 401(k) Savings and Investment Plan. Mr. French became a director of the Corporation in July 1988.

     DARYL K. GRANNER, M.D., is a professor of molecular physiology and biophysics and director of Vanderbilt Diabetes Center, Vanderbilt University. Dr. Granner served as Chairman of Molecular Physiology/Biophysics and of Internal Medicine at Vanderbilt University from July 1984 to August 1998. From 1970 to 1984, he was a faculty member at the University of Iowa, where he directed the Division of Endocrinology and Diabetes and the Iowa Diabetes Center. Dr. Granner directs the Vanderbilt Diabetes Center and is an acknowledged authority in the mechanism of insulin action and the pathophysiology of diabetes mellitus. He has served on numerous national advisory panels. Dr. Granner has been a director of the Corporation since September 1996. Dr. Granner has also served as a scientific consultant to the Corporation since 1992.

     WALTER M. LOVENBERG, PH.D., was an Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from 1989 through 1993. Dr. Lovenberg served as President of the Marion Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Dr. Lovenberg has received the Fulbright-Hayes Senior Scholar Award, the Public Health Service Superior Service Award and the Third International Award for Research on Adult Diseases. Dr. Lovenberg currently is President of Lovenberg Assoc. Dr. Lovenberg currently serves as a member of the Board of Directors of Xenometrix, Inc., Cytoclonal Pharmaceutics, Inc., and Inflazyme, Inc., and the Scientific Advisory Board of Guilford Pharmaceuticals, Inc. Dr. Lovenberg served as Chief Executive Officer of Helicon Therapeutics, Inc. from July 1997 to December 1999. Dr. Lovenberg is also a Director of the following private companies: Helicon Therapeutics, Inc., Atlantic Biopharmaceuticals, Inc., Proquest Pharmaceuticals, Inc. and Virogen, Ltd. Dr. Lovenberg has served as a consultant to the Corporation since October 1993. Dr. Lovenberg became a director of the Corporation in March 1994.

     VIREN MEHTA has been a strategic and financial advisor to the Corporation since 1996. Dr. Mehta is the founder and managing member of Mehta Partners, LLC, providing investment, and strategic and financial advice to the global pharmaceutical and biotechnology industries, since 1997. Prior to that, Dr. Mehta was a partner of Mehta and Isaly from July 1989 to December 1997. He was also a part of the strategic planning team of the International Division of Merck & Co. Dr. Mehta became a director of the Corporation in November 1999.

     SIR MARK RICHMOND, PH.D., currently holds a position as a senior fellow at University College, London. From 1993 to 1996, Sir Mark served as the Head of Research and Special Assignments, Research Directorate, at Glaxo Research & Development, Ltd. Prior to that, from 1981 to 1990, he was the Vice Chancellor of the University of Manchester, and in 1990 was appointed Chairman of the Science and Engineering Research Council, the leading government funded agency supporting academic research in the United Kingdom. Sir Mark is a non-executive director of a number of biotechnology companies in the U.S. and Europe, including Genentech, Inc. and presently serves as the Chairman of Cancer Research Campaign Technology of Genentech, Inc. He is also a consultant in the biotechnology and pharmaceutical industries. Sir Mark became a director of the Corporation in April 2000.

     JOHN P. WHITE is a partner of Cooper & Dunham LLP, a New York City law firm specializing in patent, trademark and related intellectual property matters, and has been associated with the firm since 1977. Mr. White is a member of numerous professional organizations, both legal and scientific, and has written and lectured extensively on the subject of legal protection for biotechnology. Mr. White has been a director of the Corporation since May 1985.

GENERAL INFORMATION

     OSI's directors are elected at the annual meeting of stockholders and hold office (subject to the By-Laws) until the next annual meeting of stockholders and until their successors are elected and qualified. With the exception of Dr. Richmond, each of the nominees named above, was elected as a director of the Corporation at the annual meeting of stockholders held on March 15, 2000. Dr. Richmond was elected to the Board by the Board of Directors effective April 10, 2000.

     The Board of Directors held seven (7) meetings during the last fiscal year. None of the directors attended fewer than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors held during the period he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Directors has an Executive Committee, which currently consists of Drs. Gee and Goddard and Messrs. French and White. The Executive Committee held three (3) meetings, two (2) of which were joint meetings with the Compensation Committee, during the last fiscal year. The principal function of the Executive Committee is to exercise all the power and authority of the Board of Directors between meetings of the Board of Directors.

     The Board of Directors has a Nominating Committee, which currently consists of Drs. Gee and Goddard and Messrs. French and White. The Nominating Committee held two (2) meetings during the last fiscal year. The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. In fulfilling this responsibility, the Nominating Committee considers recommendations received from stockholders and other qualified sources. Stockholders may submit recommendations with regard to nominees for election to the Board of Directors by notice in writing, received by the Secretary of the Corporation at least 45 days prior to the date on which OSI first mailed its proxy materials for the prior year's annual meeting of stockholders, or, if OSI did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of OSI which are beneficially owned by each such nominee.

     The Compensation Committee of the Board of Directors currently consists of Drs. Gee and Lovenberg and Messrs. French and White. The Compensation Committee held seven (7) meetings, two (2) of which were joint meetings with the Executive Committee, during the last fiscal year. The Compensation Committee is authorized subject to the Certificate of Incorporation and By-Laws and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of OSI's employees. The Compensation Committee also addresses a variety of organizational matters with respect to the Corporation and its employees. The Compensation Committee also administers OSI's stock option plans.

     The Audit Committee of the Board of Directors currently consists of Drs. Gee and Granner and Mr. Browne. Mr. Browne satisfies the independence standards of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards which will become effective June 14, 2001. Drs. Gee and Granner do not satisfy the foregoing independence standards. The Audit Committee held two (2) meetings during the last fiscal year. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities to the stockholders, potential stockholders and investment community by overseeing OSI's financial statements, including the financial reporting processes, internal accounting and financial controls. The Audit Committee reviews the results of the audit performed by OSI's independent auditors before the Annual Report to Stockholders is published. The Audit Committee also monitors OSI's management by confirming that management has established and maintained processes to assure compliance by OSI with all applicable laws, regulations and OSI's policies. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, independent auditors and OSI's management.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED ABOVE.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The names and ages of the executive officers of the Corporation and their positions with the Corporation as of December 31, 2000, are as follows:

                   NAME                     AGE             POSITION(S) WITH THE CORPORATION
                   ----                     ---             --------------------------------
Colin Goddard, Ph.D. .....................  41    Chairman of the Board since August 2000 and Chief
                                                  Executive Officer since October 1998; President from
                                                  August 1997 to September 2000; Executive Vice
                                                  President and Chief Operating Officer from September
                                                  1996 to July 1997; Vice President, Research
                                                  Operations from April 1995 to August 1996; Vice
                                                  President, Research Operations, Pharmaceutical
                                                  Division from December 1993 to March 1995; Director,
                                                  Pharmaceutical Operations from February 1993 to
                                                  November 1993; Director, Drug Discovery from May
                                                  1992 to January 1993; Program Manager, Drug
                                                  Discovery from April 1991 to April 1992; Staff
                                                  Scientist from January 1989 to March 1991.
Nicholas G. Bacopoulos, Ph.D. ............  51    President and Head of Research and Development since
                                                  September 2000.
Arthur M. Bruskin, Ph.D. .................  45    Executive Vice President, Pharmaceutical Operations
                                                  since October 1999; Executive Vice President, Drug
                                                  Discovery from April 1998 to September 1999; Senior
                                                  Vice President, Drug Discovery from October 1996 to
                                                  April 1998; Vice President, Drug Discovery from
                                                  April 1995 to September 1996; Director, Drug
                                                  Discovery from July 1994 to March 1995; Director,
                                                  Cancer Research from April 1992 to June 1994;
                                                  Director, Molecular Genetics from October 1991 to
                                                  March 1992.
Eric W. Collington, Ph.D. ................  55    Vice President, Chemistry since September 1996.
Geoffrey Cooper, Ph.D. ...................  51    Vice President, Business Development since June
                                                  1998.
Robert L. Van Nostrand....................  43    Vice President and Chief Financial Officer since
                                                  December 1996; Vice President, Finance and
                                                  Administration from May 1990 to November 1996;
                                                  Treasurer since March 1992; Secretary since March
                                                  1995; Controller and Chief Accounting Officer from
                                                  September 1986 to May 1990.
David R. Webb, Ph.D. .....................  56    Vice President, Discovery Research since August
                                                  1999.

     Set forth below is a biographical description of each executive officer based on information supplied by such executive officer:

     COLIN GODDARD, PH.D., see "Election of Directors."

     NICHOLAS G. BACOPOULOS, PH.D., was appointed President and Head of Research and Development of OSI in September 2000. Prior to this, Dr. Bacopoulos served 17 years with Pfizer, Inc., holding senior management positions in discovery research and pharmaceutical planning prior to taking the helm at Anaderm Research Corporation in 1996. Under Dr. Bacopoulos' leadership and in collaboration with OSI, Anaderm established an extensive network for developing potential cosmeceutical agents for quality-of-life indications such as skin pigmentation, hair loss, and anti-wrinkling. Dr. Bacopoulos served as Senior Director, Global Pharmaceutical Planning, heading technology assessment efforts, and as Senior Director, Corporate Strategic Planning at Pfizer headquarters in New York. Within Pfizer Central Research in Groton, Connecticut, Dr. Bacopoulos' previous positions included Executive Director, Biology and Group Director, Neuroscience, Cancer, Clinical Measurement Laboratory and Applied Biotechnology Group. During this time, Dr. Bacopoulos' team was an integral part of research and development programs for products including Pfizer's Zoloft(R), the anti-psychotic

Zeldox(R), and was responsible for laying the foundation of cancer discovery operation and emerging pipeline of cancer drugs at Pfizer. Dr. Bacopoulos is currently a director of Packard Bioscience. Dr. Bacopoulos received his Bachelor of Arts degree from Cornell College and his Ph.D. degree from the University of Iowa. He completed his postdoctoral training in pharmacology at Yale University School of Medicine and was a faculty member at Dartmouth Medical School.

     ARTHUR M. BRUSKIN, PH.D., was appointed Executive Vice President, Pharmaceutical Operations of OSI in October 1999, having previously served as Executive Vice President, Drug Discovery of OSI from April 1998 to September 1999 and Senior Vice President, Drug Discovery from October 1996 to April 1998. Dr. Bruskin joined Applied bioTechnology, Inc. in July 1987 and became Director, Cancer Research of OSI following the acquisition of Applied bioTechnology, Inc. by OSI in 1991. Prior to that, Dr. Bruskin spent three years as a post doctoral fellow in the lab of Nobel Laureate Dr. Michael Bishop at the University of California, San Francisco, studying the molecular mechanisms of the activation of oncogenes. Dr. Bruskin obtained his Ph.D. in molecular biology at Indiana University, Bloomington, Indiana. Dr. Bruskin has served as Vice President of Anaderm Research Corp. since October 1996 and Vice President of Helicon Therapeutics, Inc. since July 1997.

     ERIC W. COLLINGTON, PH.D., was elected as a corporate officer of OSI in December 1998, prior to which he was appointed Vice President, Chemistry of OSI in September 1996 when OSI acquired Aston Molecules Ltd. Prior to joining OSI, Dr. Collington was Research Director of Aston Molecules Ltd. from July 1996 to September 1996. Prior to that, Dr. Collington held various positions with Glaxo Research and Development Ltd. from February 1983 to September 1995, including Head of Medicinal Chemistry and Deputy Head of CNS Diseases Research. He has been associated with a number of drugs that have reached the market place. Trained as an organic chemist, Dr. Collington received his Ph.D. from Keele University, England, followed by two years of post-doctoral work in the United States.

     GEOFFREY COOPER, PH.D., was appointed Vice President, Business Development of OSI in June 1998. Prior to joining OSI, Dr. Cooper was Senior Licensing Officer at Tanabe Seiyaku Co., Ltd. from February 1996 to June 1998, Assistant Vice President, Worldwide Licensing at Wyeth-Ayerst Laboratories from January 1995 to January 1996, and Senior Director, Licensing at American Cyanamid Lederle Laboratories from October 1989 to January 1995. After graduating with a degree in pharmacy, Dr. Cooper received his Ph.D. in pharmaceutical chemistry from the University of Aston, Birmingham, U.K., in 1974 and conducted post-doctoral research in metabolic disease at University College, Cardiff, U.K., before commencing his career in the pharmaceutical industry.

     ROBERT L. VAN NOSTRAND was appointed Vice President and Chief Financial Officer of OSI in December 1996, having previously served as Vice President, Finance and Administration. Mr. Van Nostrand has served as Treasurer of OSI since March 1992 and Secretary of OSI since March 1995. Mr. Van Nostrand joined OSI as Controller and Chief Accounting Officer in September 1986. Prior to joining OSI, Mr. Van Nostrand was in a managerial position with the accounting firm of Touche Ross & Co. Mr. Van Nostrand holds a Bachelor of Science in Accounting from Long Island University, New York, and he completed advanced management studies at the Wharton School, Philadelphia, Pennsylvania. He is a Certified Public Accountant.

     DAVID R. WEBB, PH.D., was appointed Vice President, Discovery Research of OSI in August 1999. Prior to joining OSI, Dr. Webb was Vice President of Research and Chief Scientific Officer of Cadus Pharmaceutical Corporation from 1995 to 1999. From 1989 to 1996, Dr. Webb was a Consulting Professor of Cancer Biology at Stanford University. From 1990 to 1995, Dr. Webb was a Distinguished Scientist and Director, Institute of Immunology and Biological Sciences, Syntex, Inc. and from 1987 to 1990, a Distinguished Scientist, Department of Molecular Immunology, Syntex, Inc. From 1973 to 1987, Dr. Webb was a member of the Roche Institute of Molecular Biology and Adjunct Associate Professor at Columbia University. Dr. Webb is presently an adjunct professor of Microbiology and Immunology at New York Medical College. Dr. Webb has been a member of the Board of Directors of Axiom Biotechnologies, Inc. since 1998 and a member of its Scientific Advisory Board since 1999.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth a summary of all compensation paid or accrued by OSI for services rendered for the last three completed fiscal years to the chief executive officer and the four other most highly compensated executive officers serving as such at September 30, 2000 (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG
                                                                                 TERM
                                               ANNUAL COMPENSATION           COMPENSATION
                                        ----------------------------------   ------------
                                                                 OTHER        SECURITIES
                               FISCAL                            ANNUAL       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY    BONUS(a)   COMPENSATION    OPTIONS(#)    COMPENSATION(b)
---------------------------    ------   --------   --------   ------------   ------------   ---------------
Colin Goddard, Ph.D.(c)......   2000    $283,269   $250,000           --       100,000          $   38
  Chairman of the Board and     1999     224,870     95,000           --        20,000           5,484
  Chief Executive Officer       1998     191,269     70,000           --       140,000           5,302

Arthur M. Bruskin, Ph.D. ....   2000    $208,173   $ 53,000           --        15,000          $5,191
  Executive Vice President,     1999     192,215     48,000           --        10,000           4,924
  Pharmaceutical Operations     1998     163,511     45,000           --        80,000           4,790

Geoffrey Cooper, Ph.D.(d)....   2000    $167,308   $ 50,000           --        50,000          $5,019
  Vice President,               1999     154,977     36,500     $ 77,017(e)     50,000           4,649
  Business Development          1998      49,856     26,000           --        35,000              --

Robert L. Van Nostrand.......   2000    $149,590   $ 45,000           --        10,000          $4,488
  Vice President, and           1999     146,360     35,000           --        10,000           4,391
  Chief Financial Officer       1998     138,381     38,000           --        15,000           4,151

David Webb, Ph.D.(f).........   2000    $207,789   $ 42,000     $ 13,575(e)     35,000          $4,400
  Vice President,               1999      58,462     42,000      110,835(e)    100,000              --
  Discovery Research            1998          --         --           --            --              --

---------------
 (a) Bonuses are paid subsequent to the end of the fiscal year.
 (b) Represents OSI's contributions to the executive officers' "401(k) Savings and Investment Plan" for all executive officers.
 (c) Dr. Goddard was promoted to the position of Chief Executive Officer effective October 1, 1998, and Chairman of the Board effective August 18, 2000.
 (d) Dr. Cooper was hired on June 1, 1998.
 (e) Represents relocation costs.
 (f) Dr. Webb was hired on August 2, 1999.

STOCK OPTION GRANTS

     The following table sets forth grants of stock options made during the fiscal year ended September 30, 2000, to each of the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ----------------------------------------------------     POTENTIAL REALIZED
                                              % OF TOTAL                                 VALUE AT ASSUMED
                                                OPTIONS                                   ANNUAL RATES OF
                                                GRANTED                                     STOCK PRICE
                                                  TO                                       APPRECIATION
                                               EMPLOYEES                                  FOR OPTION TERM
                                OPTIONS        IN FISCAL      EXERCISE   EXPIRATION   -----------------------
            NAME               GRANTED(a)        YEAR          PRICE        DATE          5%          10%
            ----               ----------   ---------------   --------   ----------   ----------   ----------
Colin Goddard, Ph.D. ........   100,000          10.07%        $23.25     06/21/10    $1,462,180   $3,705,451
Arthur M. Bruskin, Ph.D. ....    15,000           1.51%         23.25     06/21/10       219,327      555,818
Geoffrey Cooper, Ph.D. ......    50,000           5.04%         23.25     06/21/10       731,090    1,852,726
Robert L. Van Nostrand.......    10,000           1.01%         23.25     06/21/10       146,218      370,545
David Webb, Ph.D. ...........    35,000           3.53%         23.25     06/21/10       511,763    1,296,908

---------------
(a) All options vest one-third one year from the date of grant and the remainder pro rata monthly over the ensuing 24 months.

EXERCISE OF OPTIONS

     The following table sets forth (i) certain information relating to options exercised by the named executive officers during the fiscal year ended September 30, 2000, and (ii) the total number of unexercised options at September 30, 2000, and the total value of unexercised in-the-money options at September 30, 2000, for the named executive officers:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                       AGGREGATED              NUMBER OF
                                    OPTION EXERCISES           SECURITIES
                                   DURING FISCAL YEAR          UNDERLYING               VALUE OF
                                          2000                UNEXERCISED             UNEXERCISED
                                ------------------------        OPTIONS               IN-THE-MONEY
                                  SHARES                     AT FISCAL YEAR             OPTIONS
                                 ACQUIRED                        END(#)          AT FISCAL YEAR END(a)
                                    ON          VALUE      ------------------   ------------------------
NAME                             EXERCISE      REALIZED    VESTED    UNVESTED     VESTED       UNVESTED
----                            -----------   ----------   -------   --------   -----------   ----------
Colin Goddard, Ph.D. .........    72,000      $1,767,750   255,447   150,553    $16,309,728   $8,020,522
Arthur M. Bruskin, Ph.D. .....    81,000       2,337,694   142,435    42,504      8,911,426    2,518,243
Geoffrey Cooper, Ph.D. .......    14,000         567,251    35,442    85,558      2,303,093    4,667,658
Robert L. Van Nostrand........    68,000       1,715,787    78,117    18,883      4,890,171    1,048,229
David Webb, Ph.D. ............    50,000       1,947,250    50,000    35,000      3,250,000    1,636,250

---------------
(a) Based on the closing sale price of OSI's common stock of $70.00 per share, as reported on the Nasdaq National Market on September 29, 2000, less the exercise price.

COMPENSATION OF DIRECTORS

  Monetary Compensation

     Drs. Gee, Granner, Lovenberg, Mehta and Richmond and Messrs. Browne, French and White (comprising the non-employee directors of the Corporation) are the only current directors compensated for attendance at Board of Directors' meetings. Dr. Richmond's compensation began in April 2000. Each non-employee director is paid a $1,500 retainer per month and $1,500 for each meeting of the Board of Directors he attends (or $1,000 for a telephonic meeting). In addition, each of these persons receives $250 for each meeting of a committee of the Board he attends that is held on the same day as a meeting of the Board of Directors, and $500 for each meeting of a committee of the Board he attends that is held on a date other than a date upon which a meeting of the Board of Directors is held. Mr. Gary E. Frashier and Mr. Steve M. Peltzman, former directors of the Corporation, received such compensation until their retirement from the Board in August 2000.

  Formula Option Grants

     Pursuant to OSI's 1999 Incentive and Non-Qualified Stock Option Plan (the "1999 Plan"), any director who is not also an employee of the Corporation or the designee of a third party who is entitled to representation on the Board of Directors (a "Non-Employee Director") is entitled to an automatic, formula-based grant of non-qualified stock options ("NSOs"). The 1999 Plan continues the automatic, formula-based grants of NSOs to Non-Employee Directors established under OSI's 1993 Incentive and Non-Qualified Stock Option Plan and continued under OSI's 1997 Incentive and Non-Qualified Stock Option Plan. Each Non-Employee Director receives an NSO to purchase 50,000 shares of common stock (the "Initial Options") upon the Non-Employee Director's initial election to the Board at a meeting of the stockholders. Each Initial Option vests one-half immediately upon grant, and one-half upon the Non-Employee Director's reelection to the Board for a second consecutive term.

     In addition to the Initial Options, the 1999 Plan provides for the annual grant of NSOs (the "Annual Options") to Non-Employee Directors at such times and in such amounts as set forth in the table below, provided that no Annual Options may be issued following the termination date of the 1999 Plan, which is June 22, 2009. Each Annual Option vests one-third upon the first anniversary of its date of grant (the "Grant Date"), with the remainder vesting ratably on a monthly basis over the succeeding 24 months:

                        SCHEDULE OF ANNUAL OPTION AWARDS

  NUMBER OF SHARES
     UNDERLYING
ANNUAL OPTION AWARDS                        TIMING OF AWARDS
--------------------                        ----------------
20,000..............  On the date of the Non-Employee Director's reelection to a third one-year term;
20,000..............  On the date of the Non-Employee Director's reelection to a fourth one-year term;
15,000..............  On the date of the Non-Employee Director's reelection to a fifth one-year term;
15,000..............  On the date of the Non-Employee Director's reelection to a sixth one-year term;
10,000..............  On the date of the Non-Employee Director's reelection to a seventh one-year term;
10,000..............  On the date of the Non-Employee Director's reelection to an eighth one-year term; and
10,000..............  On the later of the date of the annual meeting of stockholders in 2001 or the date of the Non-Employee
                      Director's reelection to a ninth one-year term.

     The exercise price of both the Initial Options and Annual Options (collectively, the "Formula Options") is equal to 100% of the fair market value of the common stock on the Grant Date. The Formula Options expire on the tenth anniversary of their respective Grant Dates, subject to the sooner expiration upon the occurrence of certain events set forth in the 1999 Plan which are generally applicable to all options granted under the 1999 Plan. Benefits attributable to future grants of Annual Options are not determinable since such benefits depend, in part, upon the price of OSI's common stock on the date of grant.

     On March 15, 2000, each of Drs. Gee and Lovenberg and Messrs. Browne, French and White received a formula award of options covering 10,000 shares, and Dr. Granner received a formula award of options covering 20,000 shares. On November 8, 1999 and April 9, 2000, each of Drs. Mehta and Richmond received a formula award of options covering 50,000 shares, respectively. The grants to Drs. Mehta and Richmond were not awarded upon their election at a meeting of the stockholders but rather were awarded at the discretion of the Compensation Committee of the Board of Directors upon their election to the Board by the Board of Directors.

  Stock Purchase Plan

     Pursuant to the Corporation's Directors' Stock Purchase Plan, adopted as of March 25, 1996, all Non-Employee Directors may elect to receive up to 50% of their monthly retainer fees and up to 50% of attendance fees earned during any month in the form of shares of common stock. OSI reserved 100,000 shares of common stock for issuance under this plan.

  Other Payments

     Dr. Gee was paid $62,000 by OSI in the last fiscal year for services rendered as a general business consultant. Dr. Lovenberg was paid $43,000 by OSI in the last fiscal year for services rendered as a scientific consultant. Dr. Granner was paid $79,000 by OSI in the last fiscal year for services rendered as a scientific consultant. Mr. Frashier was paid $105,000 by OSI in the last fiscal year, while he was a director, for services rendered as a general business consultant. Mr. Peltzman was paid $2,000 by OSI in the last fiscal year, while he was a director, for services rendered as a general business consultant.

EMPLOYMENT AGREEMENTS

  Colin Goddard, Ph.D.

     The Corporation entered into an employment agreement, dated as of April 30, 1998, with Colin Goddard, Ph.D. The agreement has a fixed term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $192,000, plus such other amounts, if any, as the Board may from time to time determine. In addition, Dr. Goddard is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreement prohibits Dr. Goddard from competing with or becoming engaged in the same business as the Corporation during the term of employment plus two years thereafter. The agreement also provides Dr. Goddard with severance benefits in the event the Corporation terminates employment other than for cause or due to Dr. Goddard's death or disability. The Corporation will be obligated to continue Dr. Goddard's salary for the twelve months immediately following the effective date of termination, unless such termination is for cause or due to death or disability. In the event Dr. Goddard terminates his employment due to a change in control of the Corporation or in the event his title, responsibilities or salary are reduced, Dr. Goddard will be entitled to full payment of his salary for the remaining term of his agreement. However, such payment will not be less than nine months salary and all outstanding stock options granted to him will become fully vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During OSI's fiscal year ended September 30, 2000, the Compensation Committee consisted of Drs. Gee and Lovenberg and Messrs. Frashier, French and White from October 1, 1999 through August 16, 2000 and Drs. Gee and Lovenberg and Messrs. French and White from October 1, 1999 until September 30, 2000. Dr. Gee served as an executive officer of the Corporation from 1987 through 1990. Mr. Frashier served as an executive officer of the Corporation from 1990 through 1998.

                         REPORT OF THE AUDIT COMMITTEE

     The Corporation's Audit Committee (the "Committee") operates pursuant to a charter approved and adopted by the Board of Directors, a copy of which is included as Appendix A in this Proxy Statement.

     The Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management. The Committee has also discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, with KPMG LLP, the Corporation's independent accountants. The Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which requires auditors to communicate to the Audit Committee, in writing, at least annually, all relationships between the auditor and the Corporation that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The Committee discussed with KPMG LLP its independence.

     Based on the review and discussions referenced above, the Committee recommended to the Corporation's Board that the Corporation's audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                          Edwin A. Gee, Ph.D., Chairman
                                          Daryl K. Granner, M.D.
                                          G. Morgan Browne

                      REPORT OF THE COMPENSATION COMMITTEE

     It is a part of the responsibility of the Corporation's Compensation Committee (the "Committee") to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Corporation's stock option plans. Consequently it is the Committee's responsibility to review compensation levels of members of management and to evaluate the performance of management.

     In evaluating the reasonableness of compensation paid to the Corporation's executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies as well as the Corporation's performance. In making this determination, the Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical areas.

     It is the Corporation's policy that the compensation of executive officers be based, in substantial part, on the Corporation's performance, as well as the individual contribution of each executive officer. As a result, much of an executive officer's compensation is "at risk" in the form of bonus and stock option compensation with target levels established by the Committee for each position relative to total cash compensation. For purposes of compensation decisions, the Committee measured the Corporation's performance and that of each executive officer in fiscal year 2000 against goals established by the Committee under the Corporation's Annual Business Plan prior to the start of the fiscal year. Based on individual performance and contributions, the Committee awarded the respective executive officers discretionary bonuses that fell within ranges established by the Committee prior to the start of the fiscal year. With respect to grants of stock options to executive officers, the Committee also took into account the responsibility of each officer and the existing stock options already held by such person.

     The base salary of Colin Goddard, Ph.D., Chief Executive Officer of the Corporation, for fiscal year 2000 was based principally on his rights under an employment agreement with the Corporation dated April 30, 1998 (the "Employment Agreement"). The Employment Agreement established a minimum base annual salary based on negotiations between the Board of Directors and Dr. Goddard in connection with his becoming an executive officer of the Corporation. The amount was raised on September 27, 2000 and December 5, 2000 in recognition of the Corporation's performance and in order to be competitive with salaries being paid to other chief executive officers of similar companies.

     Under the Employment Agreement, Dr. Goddard is eligible for incentive bonus compensation at the discretion of the Board of Directors. Because the Corporation is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in the evaluation of Dr. Goddard's performance. For fiscal year 2000, the Committee awarded Dr. Goddard a bonus of $250,000. Dr. Goddard's salary increases and bonus were in recognition of the achievement of the following objectives in pursuit of the Corporation's mission to become a leading Pharmaceutical Research and Development Organization: (1) a major public offering of the Corporation's common stock raising $431 million in gross proceeds and a private sale of the Corporation's common stock earlier in the year raising $56 million in gross proceeds; (2) divestiture back to the Corporation of full development and marketing rights to OSI-774, the Corporation's lead anti-cancer drug candidate from Pfizer Inc. and successful transfer of the program to the Corporation; (3) concurrent agreements with Genentech, Inc. and Roche for the continued development and commercialization of OSI-774 including $95 million in upfront license fees and equity investments; (4) initiation of clinical trials for two compounds for the treatment of cancer in conjunction with Pfizer under the Corporation's collaboration with Pfizer; (5) cross-licensing agreements with Merck & Co. and the American Cyanamid Company utilizing the Corporation's transcription patent estate to access valuable technology patents owned by these companies as well as licensing of additional yeast assets from Cadus Pharmaceutical Corp.; (6) recruitment of Nicholas G. Bacopoulos, Ph.D. as the Corporation's

President and Head of Research and Development; and (7) commitment from New York State to fund the expansion and refit of a new facility which will become the Corporation's headquarters.

                                          Edwin A. Gee, Ph.D., Chairman
                                          John H. French, II
                                          Walter M. Lovenberg, Ph.D.
                                          John P. White

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a five-year cumulative total return of the Corporation's common stock with the cumulative total return of the Nasdaq Pharmaceutical Index ("Nasdaq Peer Index") and the Nasdaq National Market Index ("Nasdaq Market Index") based on an assumed investment of $100 on October 1, 1995, in each case assuming reinvestment of all dividends.

[LINE GRAPH]

                                                           OSI
                                                    PHARMACEUTICALS,                                          NASDAQ MARKET
                                                          INC.                  NASDAQ PEER INDEX                 INDEX
                                                    ----------------            -----------------             -------------
1995                                                      100.00                     100.00                      100.00
1996                                                      165.12                     120.55                      116.75
1997                                                      202.33                     134.50                      158.69
1998                                                       54.07                     115.79                      164.91
1999                                                      105.81                     195.81                      266.79
2000                                                    1,302.33                     420.10                      364.95

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. John P. White, a director of OSI, is a partner of Cooper & Dunham LLP, a New York law firm specializing in patent, trademark and related intellectual property matters. Cooper & Dunham LLP regularly provides legal services to OSI. Professional fees paid or accrued by OSI to Cooper & Dunham LLP in the fiscal year ended September 30, 2000 did not exceed 5% of such law firm's gross revenues for its last full fiscal year.

     Dr. Viren Mehta, a director of OSI, is the managing member of Mehta Partners, LLC, a firm which provides financial advice to the pharmaceutical and biotechnology industries. Mehta Partners, LLC provides strategic and financial advisory services to OSI. Professional fees paid or accrued by OSI to Mehta Partners, LLC in the fiscal year ended September 30, 2000 did not exceed 5% of such firm's gross revenues for its last full fiscal year.

     Dr. Daryl K. Granner, a director of OSI, is director of Vanderbilt Diabetes Center, Vanderbilt University. In April 1998, OSI entered into a Collaborative Research, Option and Alliance Agreement with Vanderbilt University to conduct a collaborative research program and seek a corporate partner to fund a technology collaboration for the discovery and development of drugs to treat diabetes. The agreement was amended in August 1999 to include Tanabe Seiyaku Co., Ltd. as a party with respect to certain sections. OSI is to provide funding to Vanderbilt to conduct the research program. OSI will also pay to Vanderbilt a percentage of the revenues (milestone and royalty payments) it receives from Tanabe and any other third party which is commercializing products resulting from the research program. The percentage received by Vanderbilt will vary in accordance with the extent to which Vanderbilt technology and patents contributed to the product giving rise to such revenue. In October 1999, OSI paid Vanderbilt a one-time success fee of $500,000 in respect of OSI entering into a collaboration agreement with Tanabe.

     Dr. Walter M. Lovenberg, a director of OSI, was Chief Executive Officer and a director of Helicon Therapeutics, Inc. until December 1999. Mr. G. Morgan Browne, a director of OSI, is Chief Financial Officer of Cold Spring Harbor Laboratory. In July 1997, OSI, Cold Spring Harbor and Hoffmann-La Roche Inc. formed Helicon. In exchange for approximately 30% of Helicon's outstanding capital stock, OSI agreed to perform for Helicon $1 million of molecular screening services within one year and granted to Helicon a nonexclusive license with respect to certain screening technology. Cold Spring Harbor contributed a royalty-free license to commercialize certain technology relating to genes associated with long-term memory in exchange for a portion of Helicon's outstanding capital stock. Hoffmann-La Roche contributed cash for a portion of Helicon's outstanding capital stock. Certain individuals associated with Cold Spring Harbor hold the remaining outstanding capital stock of Helicon. The parties entered into various collaborative research and license agreements pursuant to which they were to jointly pursue the discovery, development and commercialization of novel drugs for the treatment of long-term memory disorders and other central nervous system dysfunctions. Although the collaborations terminated in fiscal 1999, OSI had continued to contribute funds to Helicon during fiscal 2000 on an as-needed basis in amounts required to cover the costs of conducting research activities. OSI's net investment in Helicon was fully reserved in OSI's consolidated financial statements as of September 30, 2000.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of KPMG LLP, independent certified public accountants, has audited the consolidated financial statements of OSI for several years and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of the firm of KPMG LLP to audit the consolidated financial statements of OSI for the current fiscal year.

     Representatives of KPMG LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE AUDITORS FOR OSI TO BE IN OSI'S BEST INTERESTS AND RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely on OSI's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, OSI believes that, during the fiscal year ended September 30, 2000, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for the late filing of a Form 3 by Dr. Richmond.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to submit proposals to be included in the Corporation's Proxy Statement for the Annual Meeting of Stockholders to be held in 2002 must submit their proposals to the Secretary of the Corporation at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553 not later than Wednesday, October 10, 2001. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC.

     Stockholders who intend to present proposals at the Corporation's Annual Meeting of Stockholders to be held in 2002, and not intending to have such proposals included in the Proxy Statement for that meeting must submit their proposal to the Secretary of the Corporation at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553 not later than Monday, December 24, 2001. If notification of a stockholder proposal is not received by the above date, the proposal may not be presented.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT L. VAN NOSTRAND

                                          ROBERT L. VAN NOSTRAND
                                          Secretary

February 7, 2001

                                                                      APPENDIX A

                           OSI PHARMACEUTICALS, INC.

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The Audit Committee shall assist the Board in fulfilling its fiduciary responsibilities to the stockholders, potential stockholders and investment community by overseeing the Company's financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company's financial statements, and other aspects of the financial management of the Company, including overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, the independent auditors and the financial management of the Company.

II. ORGANIZATION

     All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise or comparable background which results in the individual's financial sophistication. With respect to the composition of the Audit Committee and the independence of the directors, the Company shall comply in all respects with the Nasdaq Stock Market rules and any other applicable rules.

     The Board shall elect the members and the Chair of the Audit Committee at the first Board meeting following the annual stockholders' meeting to serve until their successors shall be duly elected and qualified.

III. MEETINGS

     The Audit Committee shall meet at least four times annually, inclusive of telephonic meetings, or more frequently as circumstances dictate. Special meetings may be called by the Chair or at the request of the independent auditors. As part of its obligation to foster open communications, the Audit Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee, directly or through its Chair, should confer with the independent auditors and management quarterly to review the Company's financials, consistent with Article IV below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     A. Review Documents and Reports

        1. Oversee the annual and quarterly financial reporting processes.

           a. The Audit Committee shall review the interim financial statements with management prior to the filing of the Company's quarterly reports on Form 10-Q. The Audit Committee shall also discuss the results of the quarterly reviews and any other matters required to be communicated to the Audit Committee by the independent auditors under current regulations and standards. The Chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

           b. The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K prior to filing or distribution, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee shall also discuss the results of the annual audit and any other matter required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

        2. Report annually to the Board. In addition, the Audit Committee shall report to the Board any significant matters as they occur during the year.

        3. Review and assess the adequacy of the Charter annually.

        4. Ensure that the Company discloses in its annual proxy statement that the Audit Committee has adopted a written charter and includes the charter in the annual proxy statement at least once every three years.

        5. Annually prepare a report for inclusion in the Company's annual proxy statement disclosing whether:

           a. The Audit Committee has reviewed and discussed the audited financial statements with management and discussed certain matters with the independent auditors in compliance with applicable standards;

           b. The Audit Committee has received the letter from the independent auditors required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and has discussed with the independent auditor the independent auditor's independence; and

           c. Based on the review and discussions referred above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Commission.

        6. Maintain minutes or other records of meetings and activities of the Audit Committee.

        7. Submit the minutes of all Audit Committee meetings to the Board, and, as appropriate, report through the Chair to the Board, following the meetings of the Audit Committee.

     B. Maintain Open and Free Communication with the Independent Auditors

        1. Recommend to the Board the selection of the independent auditors, considering independence and effectiveness. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders.

        2. Review the independent auditor's audit plan and discuss the scope, staffing, locations, reliance upon management, and general audit approach.

        3. Review the performance of the independent auditors and recommend to the Board any discharge of the independent auditors when circumstances warrant. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

     C. Oversee Financial Reporting Processes

        1. Periodically consult with the independent auditors with and without the presence of management about the state of the Company's internal and external financial reporting systems and procedures, the adequacy of internal accounting and financial controls, the quality and appropriateness of the Company's accounting principles as applied to financial reporting, the integrity and competency of the financial and accounting staff and other aspects of the financial management Company.

        2. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

     D. Consider and Implement Process Improvements

        1. Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

        2. Following completion of the annual audit, review together and separately with management and the independent auditors any serious difficulties and disagreements encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

        3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting, processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

     E. Monitor Legal and Ethical Compliance

        1. Periodically consider establishing appropriate standards of ethical conduct.

        2. Review the programs and the policies established by management designed to ensure the Company's compliance with applicable laws and regulations, and monitor the results of these compliance efforts.

        3. On at least an annual basis, review with the Company's counsel, significant legal compliance matters including corporate securities trading policies.

        4. Review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

        5. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                                                     APPENDIX B

                            OSI PHARMACEUTICALS, INC.

                                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 14, 2001


    THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS


      The undersigned hereby appoints Colin Goddard, Ph.D. and Robert L. Van Nostrand, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of OSI Pharmaceuticals, Inc. (the "Corporation") held of record by the undersigned on January 22, 2001, at the annual meeting of stockholders to be held on March 14, 2001, or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                (Continued and to be dated and signed on the reverse side.)

                             OSI PHARMACEUTICALS, INC.
                             P. O. BOX 11097
                             NEW YORK, N.Y.  10203-0097

1.  Election of Directors (Term to expire at next Annual Meeting)

     FOR all nominees  / /    WITHHOLD AUTHORITY to vote  / /   *EXCEPTIONS / /
     listed below             for all nominees listed below

Nominees:   Colin Goddard, Ph.D., Edwin A. Gee, Ph.D., G. Morgan Browne,
            John H. French, II, Daryl K. Granner, M.D., Walter M. Lovenberg,
            Ph.D., Viren Mehta, Sir Mark Richmond, Ph.D., John P. White.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD. *Exceptions

---------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants of the Corporation for the fiscal year ending September 30, 2001.

      FOR / /     AGAINST / /    ABSTAIN / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

Change of Address or Comments Mark Here  /  /

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Dated: ________________________, 2001

_______________________________ (SEAL)
   Signature

_______________________________ (SEAL)
   Signature if held jointly


Votes MUST be indicated (x) in Black or Blue ink. /x/

(Please mark, sign, date and return this proxy in the enclosed postage prepaid envelope.)